UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2007
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On February 20, 2007, the Company filed a Current Report on Form 8-K announcing its preliminary, unaudited year end results for 2006 (the “Preliminary 2006 Earnings”). On March 12, 2007, the Company’s Audit Committee determined that the Preliminary 2006 Earnings announced on February 20, 2007 should no longer be relied upon because of an error contained in them.

More specifically, the Audit Committee was advised by management and agreed that non-interest expenses contained in the Preliminary 2006 Earnings were overstated by approximately $213,000 on an after-tax basis, thereby causing the Company’s net income of $6,641,000 disclosed in the Preliminary 2006 Earnings to have been understated by approximately $213,000 on an after-tax basis. The expense overstatement was related to awards made to Directors in December 2006 under the Company’s stock incentive plan, the expenses for which were calculated for purposes of the Preliminary 2006 Earnings using an incorrect retirement age for Directors. The Company expects to file audited financial statements for the year ended December 31, 2006, reflecting the corrected expense for the stock awards, in its Annual Report on Form 10-K on or before March 16, 2007.

The Company’s Audit Committee and authorized officers have discussed the matters disclosed above with the Company’s independent accountants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2007	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ Gregory A. White
Gregory A. White
Senior Vice President/ Chief Financial Officer